Exhibit 99.1

For Immediate Release: May 6, 2015

Occidental Petroleum Announces 1st Quarter 2015 Results

•                  Q1 2015 total company year-over-year quarterly production grew 72,000 barrels of oil equivalent per day or 13 percent to 645,000 barrels of oil equivalent per day

•                  Q1 2015 Permian Resources year-over-year quarterly oil production growth of 68 percent and total barrels of oil equivalent growth of 46 percent

•                  Dividend increased for the thirteenth consecutive year from $2.88 to $3.00 annualized

HOUSTON – May 6, 2015 – Occidental Petroleum Corporation (NYSE: OXY) announced core income for the first quarter of 2015 of $31 million ($0.04 per diluted share), compared with $560 million ($0.72 per diluted share) for the fourth quarter of 2014 and $1.1 billion ($1.38 per diluted share) for the first quarter of 2014. The first quarter of 2015 had a reported loss of $218 million ($0.28 per diluted share), compared with a loss of $3.4 billion ($4.41 per diluted share) for the fourth quarter of 2014 and reported income of $1.4 billion ($1.75 per diluted share) for the first quarter of 2014. The first quarter of 2015 included non-core charges of $249 million, comprised mainly of asset impairment charges for certain domestic and international assets.

Cash flow from continuing operations before working capital changes was about $1.1 billion for the first quarter of 2015. Working capital changes of $0.6 billion were a result of lower realized prices, which impacted receivable collections and payments related to higher capital and operating spending accrued in the fourth quarter of 2014, but not paid until the first quarter of 2015. Total company capital expenditures for the first quarter of 2015 were $1.7 billion. The Oil and Gas segment spent $1.5 billion, with Permian Resources expenditures representing nearly 50 percent of the total expenditures, and the remaining $200 million was split between the Chemical and Midstream segments.

“Our first quarter production was 645,000 BOE per day, an increase of 13 percent on a year-over-year basis or 72,000 BOE per day,” said Stephen I. Chazen, President and Chief Executive Officer. “The increase was led by Permian Resources which delivered a 46-percent increase to 98,000 BOE per day, of which oil production grew by 25,000 barrels a day. Based on our first quarter results and a more optimistic outlook for the remainder of the year, we are raising our guidance for 2015 average production to grow between 60,000 and 80,000 BOE per day compared to the 2014 rate of 591,000 BOE per day. This is 20,000 BOE per day higher than our previous outlook. We expect to be cash flow neutral for operating cash flow after capital expenditures and dividend outlays by the fourth quarter of this year at oil prices of roughly $60 a barrel. This is driven by expected improvements in cost efficiencies and continued production growth.”

QUARTERLY RESULTS

Oil and Gas

Domestic core after-tax results were a loss of $89 million for the first quarter of 2015, compared to income of $412 million for the first quarter of 2014. The current quarter domestic results reflected significantly lower commodity prices for all products, especially crude oil, partially offset by higher crude oil volumes and lower DD&A expense. International core after-tax earnings were $200 million for the first quarter of 2015, compared to $553 million for the first quarter of 2014. The current quarter international results primarily reflected lower crude oil realized prices.

For the first quarter of 2015, total company average daily oil and gas production volumes increased by 72,000 barrels of oil equivalent (BOE) to 645,000 BOE from 573,000 BOE in the first quarter of 2014, which excludes Hugoton production. Domestic average daily production increased by 24,000 BOE to 326,000 BOE in the current quarter with the majority of the increase coming from oil production, which grew by 25,000 barrels to 198,000 barrels per day, substantially all coming from Permian Resources. The increase in domestic oil production was partially offset by lower natural gas production in the Midcontinent and Other regions. International average daily production increased to 319,000 BOE in the first quarter of 2015 from 271,000 BOE in first quarter of 2014. Approximately half of the increase resulted from the impact of production-sharing contracts due to the low crude oil price environment, and the remainder from the commencement of production for the Al Hosn Gas Project and operational improvements. Total company average daily sales volumes grew from 562,000 BOE in the first quarter of 2014 to 637,000 BOE in the same period of 2015. Sales volumes were lower than production volumes mainly due to the timing of liftings in Iraq, which have resumed in the second quarter.

Worldwide commodity prices for the first quarter of 2015 continued to decline significantly from the fourth quarter of 2014. The average quarterly WTI and Brent marker prices decreased to $48.63 per barrel and $55.17 per barrel, respectively, compared to $98.68 per barrel and $107.90 per barrel, respectively, for the first quarter of 2014. Worldwide realized crude oil prices decreased by 51 percent to $48.50 per barrel for the first quarter of 2015, compared with $98.14 per barrel for the first quarter of 2014, and decreased by 32 percent, compared with $71.58 per barrel in the fourth quarter of 2014. Worldwide NGL prices decreased by 57 percent to $17.96 per barrel in the first quarter of 2015, compared with $41.70 per barrel in the first quarter of 2014, and decreased by 34 percent, compared with $27.39 per barrel in the fourth quarter of 2014. Domestic natural gas prices decreased 43 percent in the first quarter of 2015 to $2.49 per MCF, compared with $4.39 per MCF in the first quarter of 2014, and fell by 30 percent, compared with $3.56 per MCF in the fourth quarter of 2014.

Chemical

Chemical pre-tax core earnings for the first quarter of 2015 were $139 million, compared to $136 million in the first quarter of 2014. The slightly higher earnings were the result of margin improvement across most product lines resulting from lower ethylene and natural gas costs, offset primarily by lower caustic soda sales volumes.

Midstream, Marketing and Other

Midstream pre-tax core results were a loss of $5 million for the first quarter of 2015, compared with income of $96 million for the first quarter of 2014. The decrease in midstream earnings reflected lower gas plant results due to the decline in NGL prices, lower pipeline income as a result of lower Dolphin Pipeline gas sales and reduced ownership in the Plains Pipeline GP as a result of the fourth quarter 2014 sale of a portion of Occidental’s interest, and lower marketing margins due to unfavorable Midland to Gulf Coast spreads.

About Occidental Petroleum

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East region and Latin America. Headquartered in Houston, Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s midstream and marketing segment gathers, processes, transports, stores, purchases and markets hydrocarbons and other commodities in support of Occidental’s businesses. The company’s wholly owned subsidiary OxyChem manufactures and markets chlor-alkali products and vinyls.

Forward-Looking Statements

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause results to differ include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; reorganization or restructuring of Occidental’s operations; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of the 2014 Form 10-K. Occidental posts or provides links to important information on its website at www.oxy.com.

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Contacts:
Media:
Melissa E. Schoeb
713-366-5615
melissa_schoeb@oxy.com

or

Investors:
Christopher M. Degner
212-603-8111
christopher_degner@oxy.com

On the web: www.oxy.com

Attachment 1

 SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental’s results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount.  Therefore, management uses a measure called “core results,” which excludes those items. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods.  Reported earnings are considered representative of  management’s performance over the long term.  Core results is not considered to be an alternative to operating income reported in accordance with generally accepted accounting principles.

FIRST QUARTER 2015
($ millions) BEFORE TAX ALLOCATIONS	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$(513)	$264	(a)	$(236)
		13	(b)
Foreign	249	46	(a)	295
Exploration	(2)			(2)
	(266)			57

Chemical	139			139

Midstream, Marketing and Other	(15)	10	(c)	(5)

Corporate
Interest expense	(28)			(28)
Other	(64)	14	(d)	(39)
		11	(b)
Taxes	19	(112)	(e)	(93)
Income (loss) from continuing operations	(215)	246		31
Discontinued operations, net	(3)	3		-
Net Income (Loss)	$(218)	$249		$31

($ millions) AFTER TAX ALLOCATIONS	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$(266)	$169	(a)	$(89)
		8	(b)
Foreign	154	46	(a)	200
Exploration	(2)			(2)
	(114)			109

Chemical	88			88

Midstream, Marketing and Other	-	4	(c)	4

Corporate
Interest expense	(28)			(28)
Other	(58)	12	(d)	(39)
		7	(b)
Taxes	(103)			(103)
Income (loss) from continuing operations	(215)	246		31
Discontinued operations, net	(3)	3		-
Net Income (Loss)	$(218)	$249		$31

Diluted Earnings per Common Share	$(0.28)			$0.04

(a) Asset impairments and related items.

(b) Loss on sale of assets.

(c) Phibro results.

(d) Spin-off and other costs.

(e) Tax effect of pre-tax adjustments.

Attachment 2

 SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

FIRST QUARTER 2014
($ millions) BEFORE TAX ALLOCATIONS	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$646			$646
Foreign	1,092			1,092
Exploration	(19)			(19)
	1,719			1,719

Chemical	136			136

Midstream, Marketing and Other	162	$(66)	(c)	96

Corporate
Interest expense	(20)			(20)
Other	(68)			(68)
Taxes	(794)	26	(e)	(768)
Income from continuing operations	1,135	(40)		1,095
Discontinued operations, net	255	(255)		-
Net Income	$1,390	$(295)		$1,095

($ millions) AFTER TAX ALLOCATIONS	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$412			$412
Foreign	553			553
Exploration	(5)			(5)
	960			960

Chemical	86			86

Midstream, Marketing and Other	111	$(40)	(c)	71

Corporate
Interest expense	(20)			(20)
Other	(68)			(68)
Taxes	66			66
Income from continuing operations	1,135	(40)		1,095
Discontinued operations, net	255	(255)		-
Net Income	$1,390	$(295)		$1,095

Diluted Earnings per Common Share	$1.75			$1.38

(c) Phibro results.
(e) Tax effect of pre-tax adjustments.

Attachment 3
CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31	December 31
($ millions)	2015	2014
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,153	$3,789
Restricted cash	3,265	4,019
Trade receivables, net	3,068	4,206
Inventories	1,133	1,052
Other current assets	815	807
Total current assets	10,434	13,873

INVESTMENTS
Investments in unconsolidated entities	1,221	1,171
Available for sale investment	544	394
Total investments	1,765	1,565

PROPERTY, PLANT AND EQUIPMENT, NET	40,109	39,730

LONG-TERM RECEIVABLES AND OTHER ASSETS, NET	1,081	1,091

TOTAL ASSETS	$53,389	$56,259

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt	$700	$-
Accounts payable	3,867	5,229
Accrued liabilities	2,152	2,601
Domestic and foreign income taxes	196	414
Total current liabilities	6,915	8,244

LONG-TERM DEBT, NET	6,139	6,838

DEFERRED CREDITS AND OTHER LIABILITIES
Deferred and domestic and foreign income taxes	2,947	3,015
Other	3,224	3,203
	6,171	6,218

STOCKHOLDERS’ EQUITY
Common stock	178	178
Treasury stock	(8,734)	(8,528)
Additional paid-in capital	7,632	7,599
Retained earnings	35,294	36,067
Accumulated other comprehensive income	(206)	(357)
Total stockholders’ equity	34,164	34,959

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,389	$56,259

Attachment 4
SUMMARY OF EPS, NET SALES, CASH FLOW

NET SALES	First Quarter
($ millions)	2015	2014
SEGMENT NET SALES
Oil and Gas	$2,009	$3,602
Chemical	1,000	1,220
Midstream, Marketing and Other	197	340
Eliminations	(117)	(194)

Net Sales	$3,089	$4,968

EARNINGS PER SHARE	First Quarter
($ per-share amounts)	2015	2014
BASIC EARNINGS PER COMMON SHARE
Income (loss) from continuing operations	$(0.28)	$1.43
Discontinued operations, net	-	0.32
	$(0.28)	$1.75

DILUTED EARNINGS PER COMMON SHARE
Income (loss) from continuing operations	$(0.28)	$1.43
Discontinued operations, net	-	0.32
	$(0.28)	$1.75
AVERAGE COMMON SHARES OUTSTANDING
BASIC	769.6	791.3
DILUTED	769.6	791.7

CONDENSED STATEMENTS OF CASH FLOWS	First Quarter
($ millions)	2015	2014
Net income (loss)	$(218)	$1,392
Depreciation, depletion and amortization of assets	1,029	977
Deferred income tax provision	(63)	125
Asset impairments and other non cash charges	373	(200)
Operating cash flow before working capital	1,121	2,294
Working capital changes	(555)	(252)
Discontinued operations	(5)	655
Net cash provided by operating activities	561	2,697

Capital expenditures	(1,675)	(1,794)
Partner and joint venture contributions	(60)	63
Capital expenditures, net (a)	(1,735)	(1,731)

Cash dividends	(557)	(514)
Purchase of treasury stock	(207)	(946)
Other investing activities (b)	(471)	(519)
Other financing activities	19	(48)
Decrease in cash	(2,390)	(1,061)
Cash beginning of the period	7,808	3,393
Cash end of the period	5,418	2,332
Less: Restricted Cash	3,265	-
Cash and Cash Equivalents	$2,153	$2,332

(a) Capital expenditures for 2014 includes 100 percent of the capital for BridgeTex Pipeline, which was being consolidated in Oxy’s financial statements.  The BridgeTex Pipeline was sold in November 2014.  Partner contributions represents our partner’s share of the BridgeTex capital and our contributions for the Chemical joint venture cracker project.

(b) Other investing for the first quarter of 2015 mainly includes changes in capital accruals for amounts paid in the first quarter of 2015 related to capital accruals incurred in the fourth quarter of 2014.  Other investing for first quarter of 2014 includes $479 million of investing cash flows from discontinued operations.

Attachment 5
SUMMARY OF OPERATING STATISTICS - REALIZED PRICES

	First Quarter
	2015	2014

United States
Oil ($/BBL)	$43.66	$92.56
NGLs ($/BBL)	$17.32	$42.06
Natural gas ($/MCF)	$2.49	$4.39

Latin America
Oil ($/BBL)	$47.70	$98.53
Natural gas ($/MCF)	$4.53	$10.81

Middle East/North Africa
Oil ($/BBL)	$53.98	$104.65
NGLs ($/BBL)	$21.57	$38.43

Total Worldwide
Oil ($/BBL)	$48.50	$98.14
NGLs ($/BBL)	$17.96	$41.70
Natural gas ($/MCF)	$1.66	$2.90

Index Prices
WTI Oil ($/BBL)	$48.63	$98.68
Brent Oil ($/BBL)	$55.17	$107.90
Natural gas ($/MCF)	$3.07	$4.66

Realized Prices as Percentage of Index Prices
Worldwide oil as percentage of WTI	100%	99%
Worldwide oil as percentage of Brent	88%	91%
Worldwide NGLs as percentage of WTI	37%	42%
Domestic natural gas as a percentage of NYMEX	81%	94%

Attachment 6
SUMMARY OF OPERATING STATISTICS - PRODUCTION AND SALES (MBOE)

	First Quarter
	2015	2014
PRODUCTION PER DAY

United States
Permian Resources	98	67
Permian EOR	145	145
Midcontinent and other	83	90
Total	326	302

Latin America	40	31

Middle East/North Africa
Al Hosn	9	-
Dolphin	39	34
Oman	89	73
Qatar	64	68
Other	78	65
Total	279	240

Total Production excluding Hugoton	645	573
Hugoton	-	18
Total Production	645	591

	First Quarter
SALES VOLUMES PER DAY	2015	2014

United States	326	302

Latin America	38	34

Al Hosn	9	-
Dolphin	40	34
Oman	89	72
Qatar	67	71
Other	68	49
Middle East/North Africa	273	226

Total Sales excluding Hugoton	637	562
Hugoton	-	18
Total Sales	637	580

(a) Natural gas volumes have been converted to barrels of oil equivalent (BOE) based on energy content of six thousand cubic feet (MCF) of gas to one barrel of oil.

Attachment 7
SUMMARY OF OPERATING STATISTICS - NET OIL, LIQUIDS AND GAS
PRODUCTION PER DAY

	First Quarter
	2015	2014

United States
Oil (MBBL)
Permian Resources	62	37
Permian EOR	111	110
Midcontinent and Other	25	26
Total excluding Hugoton	198	173
Hugoton	-	6
Total	198	179

NGLs (MBBL)
Permian Resources	14	11
Permian EOR	28	28
Midcontinent and Other	11	14
Total excluding Hugoton	53	53
Hugoton	-	3
Total	53	56

Natural Gas (MMCF)
Permian Resources	130	115
Permian EOR	37	38
Midcontinent and Other	280	305
Total excluding Hugoton	447	458
Hugoton	-	52
Total	447	510

Latin America
Oil (MBBL) - Colombia	38	29

Natural Gas (MMCF) - Bolivia	12	12

Middle East / North Africa
Oil (MBBL)
Al Hosn	2	-
Dolphin	7	6
Oman	80	66
Qatar	64	68
Other	37	27
Total	190	167

NGLs (MBBL)
Al Hosn	2	-
Dolphin	7	6
Total	9	6

Natural Gas (MMCF)
Al Hosn	30	-
Dolphin	150	131
Oman	56	40
Other	245	231
Total	481	402

Total Production excluding Hugoton (MBOE)	645	573
Hugoton	-	18
Total Production (MBOE)	645	591